UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 22, 2024 (February 20, 2024)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 7.01	REGULATION FD
On November 6, 2023, Oracle America, Inc. and Oracle International Corp. (together, “Oracle”) filed a motion for attorneys’ fees and taxable costs with the United States District Court for the District of Nevada (the “District Court”) in Case Number 2:14-cv-01699-MMD-DJA (“Rimini II”) filed by Rimini Street, Inc. (the “Company”) against Oracle in 2014. In its motion, Oracle requested attorneys’ fees and taxable costs totaling approximately $70.6 million relating to the Rimini II litigation.

The Rimini II bench trial concluded on December 15, 2022, and the District Court issued its findings of fact and conclusions of law in the Rimini II litigation on July 24, 2023. On October 24, 2022, in advance of the Rimini II trial, the District Court granted a stipulation dismissing with prejudice all of Oracle’s claims “for monetary relief of any kind” and, to date, has not made any award of attorneys’ fees and taxable costs.

As previously stipulated to by the parties and ordered by the District Court, the Company’s opposition to Oracle’s motion was due by February 20, 2024.

On February 20, 2024, the Company filed its opposition to Oracle’s November 6, 2023 motion for attorneys’ fees and taxable costs in the Rimini II litigation. In its opposition, the Company argues that the District Court should deny Oracle’s motion in its entirety. The Company further argues that, should the District Court award any attorneys’ fees to Oracle, such fees should not exceed $14.47 million.

As ordered by the District Court, Oracle’s reply to the Company’s opposition is due by March 15, 2024, after which the matter will be taken under consideration for determination by the District Court. The Company reserves all rights, including appellate rights, with respect to the Rimini II litigation, including any award of attorneys’ fees and taxable costs to Oracle.

All information in this Item 7.01 is presented as of the date of this Current Report on Form 8-K and not any future date, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the United States Securities and Exchange Commission on November 1, 2023, for additional information and disclosures relating to the Company’s litigation with Oracle.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

`    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: February 22, 2024	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President and Chief Executive Officer

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